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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-85686, 333-92074, 333-100231, 333-101838, 333-104387 and
333-107088), (Form S-8 Nos. 33-99214, 333-32039, 333-83193, 333-85320,
333-109186 and 333-112139) pertaining to the 1995 Stock Option Plan, Employee Stock Purchase Plan and International Employee Stock Purchase Plan (each as Amended and Restated January 2, 2002) and 1995 Non-Employee Directors Stock Option Plan (as Amended and Restated January 2, 2004), and (Form S-8 No. 333-63076) pertaining to the Special Stock Option Plan (as amended and restated February 23, 2000) of SanDisk Corporation of our report dated January 19, 2004, with respect to the consolidated financial statements of SanDisk Corporation included in the Annual Report (Form 10-K) for the year ended December 28, 2003.

                                                /s/ Ernst & Young LLP

San Jose, California
March 11, 2004